Exhibit 5.1

SHUMAKER, LOOP & KENDRICK, LLP

ATTORNEYS AT LAW

BANK OF AMERICA PLAZA, SUITE 2800

101 EAST KENNEDY BOULEVARD

TAMPA, FLORIDA  33602

(813) 229-7600

FAX (813) 229-1660

MAILING ADDRESS:

POST OFFICE BOX 172609

TAMPA, FLORIDA  33672-0609

April 28, 2006

WJ Communications, Inc.

401 River Oaks Parkway

San Jose, CA  95134

Re:                               Registration Statement on Form S-3 of WJ Communications, Inc.

Ladies and Gentlemen:

We have acted as counsel for WJ Communications, Inc., (the “Company”) in connection with the preparation and filing of its Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”) for the registration for resale of up to an aggregate of 25,492,044 shares of common stock of the Company, par value $.01 per share (the “Shares”) by Fox Paine Capital Fund, L.P., FPC Investors, LP, WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC, in the manner described in the Registration Statement.

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.  In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all certified, conformed or photographic copies submitted to us, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

This opinion letter is limited to the corporate laws of the State of Delaware and the federal securities laws of the United States of America, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 and to the use of our name in the Registration Statement under the heading “Legal Matters”.  In giving our consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SHUMAKER, LOOP & KENDRICK, LLP
SHUMAKER, LOOP & KENDRICK, LLP